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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 7, 2003


                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
             (Exact name of Registrant as Specified in its Charter)
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                                    DELAWARE
                 (State or other Jurisdiction of Incorporation)
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        000-28167                                      51-2126573
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 (Commission File Number)                   (IRS Employer Identification No.)


  600 Telephone Avenue, Anchorage, Alaska                       99503
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  (Address of Principal Executive Offices)                    (Zip Code)


     Registrant's Telephone Number, Including Area Code        (907) 297-3000
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         (Former Name or Former Address, if Changed Since Last Report.)
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ITEM 5. OTHER EVENTS

         On August 7, 2003, Alaska Communications Systems Holdings, Inc. ("ACS Holdings"), a wholly-owned subsidiary of Alaska Communications Systems Group, Inc. (the "Company"), announced that it was proposing to offer $175 million of senior notes due 2011 (the "Notes") through a private placement to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. The purpose of the private placement is to recapitalize ACS Holdings through the issuance of the Notes, the simultaneous entering into of a new bank credit agreement relating to a term loan facility in an aggregate principal amount of $200 million and a revolving credit facility in a principal amount of $50 million, and the repayment in full of approximately $320.7 million in borrowings under the ACS Holdings' existing bank credit facility with a portion of the net proceeds from the Notes and the new term loan facility. The remaining net proceeds will finance general corporate needs of the Company. These events are the subject of the press release issued by ACS Holdings on August 7, 2003. The full text of the press release, dated August 7, 2003, regarding the proposed senior notes offering, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered. The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

         On May 8, 2003, the Company completed the sale of a majority interest in the newly formed ACS Media, LLC ("the Directories Business") through an initial public offering in Canada. Prior to this transaction, the Company reported its Directories Business as a separate segment. As a result of this sale, the Company is no longer directly engaged in the day-to-day management of that business and therefore, the Directories Business no longer constitutes a reportable segment. The remaining segments of the Company for financial reporting purposes are local telephone, wireless, Internet, Interexchange, and all other.

         Unrelated to the change in the segment reporting structure discussed above, the Company and all of its subsidiaries are guarantors under ACS Holdings' senior subordinated notes. All the Company's and ACS Holdings' subsidiaries are 100% wholly-owned. The guarantees are full and unconditional. In addition, all guarantees are joint and several. Accordingly, the Company is required to disclose condensed consolidating financial statement information.

         In the June 30, 2003 quarterly reports filed on Form 10-Q, the Company presented financial data reflecting the change in reportable segments as well as condensed consolidating financial information. The Company is filing this Form 8-K to (1) enable investors to compare the previous years' reporting of this financial data to the new segment reporting structure and (2) to update the previous years' reporting to reflect the required consolidating financial information. The new segment reporting structure does not affect consolidated operating revenues or net income.

         This Form 8-K includes as Exhibits 99.2 and 99.3 certain updates to the information contained in the Company's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the three months ended June 30, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

23.1 Consent of Deloitte & Touche LLP relating to the audited financial statements of Alaska Communications Systems Group, Inc.

99.1 ACS Holdings press release dated August 7, 2003, announcing that it is pursuing $175 million private placement of senior notes and $250 million senior secured credit facility.
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99.2     Consolidated financial statements of Alaska Communications Systems
         Group, Inc. and subsidiaries, including report of Deloitte & Touche LLP thereon.

99.3 Management's discussion and analysis of financial condition and results of operations.

The following exhibit is furnished solely pursuant to Regulation FD.

99.4     Risk factors regarding the Company.

ITEM 9. REGULATION FD DISCLOSURE

         In connection with the offering of the Notes described in Item 5 of this report, the Company will be providing the nonpublic information cited below to certain broker/dealers, investment advisors, institutional investment managers, investment companies and/or holders of the Company's securities that have not previously been disclosed publicly by the Company which is included herein for informational purposes and included as Exhibit 99.4. This information shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.





Date: August 7, 2003          ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.


                                       /s/  Kevin P. Hemenway
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                                       Kevin P. Hemenway
                                       Senior Vice President and
                                       Chief Financial Officer
                                       Alaska Communications Systems Group, Inc.